Exhibit 10.1

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (“Amendment”) is made and entered into effective as of September 1, 2006 (the “Effective Date”), by and among EXL III GROUP CORPORATION, a Delaware corporation (“EXL”), HUMAN BIOSYSTEMS, a California corporation (“HBS”) and HBS BIOENERGY, a California corporation (“HBS Bio”).  Certain capitalized terms used in this Agreement are defined in Exhibit A hereto.

RECITALS

A.

Effective as of the Effective Date, EXL, HBS and HBS Bio entered into that certain Asset Purchase Agreement (the “Agreement”) whereby HBS Bio agreed to purchase certain assets from  EXL in consideration for the issuance of shares of HBS common stock.

B.

The parties now wish to amend the Agreement to clarify certain understandings, as set forth below.   Capitalized terms used herein and not defined shall have the same meaning as set forth in the Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and based upon the foregoing recitals, the parties agree as follows:

1.

Purchase and Sale.  The parties acknowledge and understand that HBS and HBS Bio are currently negotiating with K.M. Biggs, Inc. and Katydid Farms, Inc. (collectively, the “Sellers”) a new Option Agreement whereby HBS Bio shall directly obtain from Sellers an option to purchase that certain real property located in Lumberton County, North Carolina (the “Property”).  Therefore, the Subject Property shall include any and all right, title and interest of EXL in and to the Property, including but not limited to any option thereon.

2.

Deletion of Exhibits.  Exhibits B and C are hereby deleted from the Agreement.

3.

Representations and Warranties of EXL.  Section 3.1 of the Agreement is hereby amended and restated to read as follows:  “EXL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and lease the properties and assets it owns and leases in connection with its business and to carry on its business as currently conducted.  EXL is duly licensed to do business in the State of Delaware and all other jurisdictions in which the character of the Subject Property or the nature of its business requires it to be so licensed or qualified except where a failure to have such license or qualification would not have a material adverse effect upon the operation of the Subject Property or the business as presently conducted by EXL.”

4.

Consulting Services Agreement.  Section 7.5 of the Agreement is hereby amended and restated to read as follows:  “HBS Bio and EXL shall have entered into that certain Consulting Services Agreement in the form attached hereto as Exhibit D (the “Consulting Services Agreement”).

5.

Closing.

5.1

Subsections (iii) and (iv) of Section 8.1(a) are hereby deleted from the Agreement.

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5.2

Subsection (iv) of Section 8.1(a) is hereby amended and restated to read as follows:  “have received an opinion of HBS Bio’s counsel to the effect set forth in Sections 4.1, 4.2, 4.3 (to such counsel’s knowledge) and 4.4 (to such counsel’s knowledge), in form and in substance reasonably satisfactory to EXL; and”.

5.3

Subsection (ii) of Section 8.1(b) is hereby amended and restated to read as follows:  “have received an opinion of EXL’s counsel to the effect set forth in Sections 3.1, 3.2, 3.3 (to such counsel’s knowledge) and 3.4 (to such counsel’s knowledge), in form and in substance reasonably satisfactory to HBS Bio;”.

5.4

Subsection (iv) of Section 8.1(b) is hereby amended and restated to read as follows:  “have received from EXL an executed  Consulting Services Agreement.”

6.

Remainder of Agreement.   Except as modified by this Amendment, the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date..

“HBS Bio” HBS BioEnergy, a California corporation By: ___________________________________ Harry Masuda Chief Executive Officer Date:______________________________	“EXL” EXL III Group Corporation, a Delaware corporation By: ___________________________________ Claude Luster, III CEO/President Date:______________________________
Address: 1127 Harker Avenue Palo Alto, California 94301 Facsimile: (650) 327-8658	Address: 221 W. Riverridge Avenue Fresno, California 93711 Facsimile: (559) 261-0952
With copies to: Silicon Valley Law Group 25 Metro Drive, Suite 600 San Jose, CA 95110 Attn: Cathryn S. Gawne, Esq. Telephone: (408) 573-5700 Facsimile: (408) 573-5701	With copies to:

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“HBS” Human BioSystems, a California corporation By: ___________________________________ Harry Masuda Chief Executive Officer Date:______________________________
Address: 1127 Harker Avenue Palo Alto, CA 94301 Facsimile: (650) 327-8658
With copies to: Silicon Valley Law Group 25 Metro Drive, Suite 600 San Jose, CA 95110 Attn: Cathryn S. Gawne, Esq. Telephone: (408) 573-5700 Facsimile: (408) 573-5701

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